UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2024

NSTS Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-41232 (Commission File Number)	87-2522769 (I.R.S. Employer Identification No.)

700 S. Lewis Avenue Waukegan, Illinois (Address of Principal Executive Offices)	60085 (Zip Code)

(847) 336-4430
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NSTS	NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2024, following the recommendation of its Nominating and Corporate Governance Committee, the Boards of Directors (together, the “Boards”) of each of NSTS Bancorp, Inc. (the “Company”) and North Shore Trust and Savings (the “Bank”) appointed Emily E. Ansani, age 47, as a Director of the Company and the Bank. Ms. Ansani fills the vacancy on the Boards resulting from the previously disclosed unexpected passing of Mr. Kevin Dolan during the fourth quarter of 2023. Accordingly, Ms. Ansani’s term as a director will expire at the Company’s annual stockholders meeting to be held in 2025.

Ms. Ansani previously served as a Vice President with Bank of America. During her 12 years at Bank of America she held various positions in Capital Markets Risk Management, the Futures Clearing Division, the Special Assets Division and the Global Corporate Bank. She graduated from the University of Dayton with a Bachelors of Science degree in Finance. Ms. Ansani served on the Board of Directors of Siena Catholic Schools of Racine from 2017 through 2023. While on such Board she was Board treasurer for two years and continues to serve on the Finance Committee. Ms. Ansani’s financial experience and community involvement make her a valuable addition to the Board.

There are no immediate family relationships between Ms. Ansani and any other Director or executive officer of the Company or the Bank, nor are there any transactions between Ms. Ansani or any member of her immediate family and the Company or the Bank that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission. There is no arrangement or understanding between Ms. Ansani and any other persons or entities pursuant to which Ms. Ansani was appointed as a Director of the Company and the Bank.

Upon her appointment, Ms. Ansani is generally entitled as a non-Employee Director of the Bank to receive a prorated portion of the annual director retainer of $18,000 and a per meeting fee of $1,000. She will also be entitled to receive an additional retainer of $2,000 (paid in quarterly installments) for her service on the Company’s Board of Directors. Ms. Ansani is also entitled to participate in a non-qualified unsecured director deferred compensation plan (under which she may elect to defer up to 100% of the retainer and monthly board fees) and the NSTS Bancorp, Inc. 2023 Equity Incentive Plan.

Ms. Ansani has been appointed to the Audit Committee of the Board of the Company and the Bank. Other Board committees to which Ms. Ansani may be appointed have not yet been determined. As a result of Ms. Ansani’s appointment to the Board and its Audit Committee, it is expected that the Company will again be compliant with Rule 5605(b)(1) and Rule 5605(c)(2)(A) of the Nasdaq listing standards.

A copy of the Company’s press release announcing Ms. Ansani’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 22, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

Certain statements contained herein are considered forward-looking statements within the meaning of the federal securities laws and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements, which are based on certain current assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions.

Any forward-looking statement speaks only as of the date on which it is made. Forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future events, business strategies and decisions that are subject to change. Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Except as required by applicable law or regulation, we do not undertake, and we specifically disclaim any obligation, to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NSTS Bancorp, Inc.

Date: April 22, 2024	By:	/s/ Stephen G. Lear
	Name:	Stephen G. Lear
	Title:	President and Chief Executive Officer

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